UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10368 W Centennial Road, Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the Board of Directors of CPI Card Group Inc. (“CPI” or the “Company”) appointed Donna Abbey as the Company’s Controller and Chief Accounting Officer (“CAO”), effective March 31, 2022.

Prior to joining CPI, Ms. Abbey, 46, provided financial and accounting consulting services to clients in various industries from January 2020 to March 2022. Prior to that, Ms. Abbey held roles of increasing responsibility at The Western Union Company (“Western Union”), a multinational financial services company, from October 2010 to September 2018, including Vice President of Financial Reporting, Governance & Consolidations and Chief of Staff to the Chief Executive Officer. Prior to joining Western Union, Ms. Abbey worked in the audit practice of KPMG LLP, a multinational professional services and accounting firm, from January 2002 to September 2010. Ms. Abbey holds a Bachelor of Science degree in Business Administration from Colorado State University.

Ms. Abbey does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Abbey’s appointment as CAO, on March 25, 2022, the Company entered into an offer letter agreement with Ms. Abbey describing the terms of her employment with the Company (the “Letter Agreement”). Pursuant to the Letter Agreement, Ms. Abbey will be entitled to: (i) an annual base salary of $275,000; (ii) beginning in the 2022 performance year, participation in the Company’s Short-Term Incentive Plan (“STIP”), with a STIP target opportunity of $150,000 (STIP bonuses are based on individual and Company performance results and require recipients to be continuously employed through the date of the payout); (iii) an equity award upon her start date as CAO under the Company’s Amended and Restated Omnibus Incentive Plan with a grant date fair value of $80,000, half of which shall be in the form of restricted stock units and half of which shall be in the form of stock options; and (iv) participation in the Company’s health, retirement and severance programs on the same terms as similarly-situated senior executives of the Company. Pursuant to the Letter Agreement, for the 2022 STIP plan year, Ms. Abbey’s target STIP bonus opportunity will be pro-rated from her start date, and the pro rata portion will be guaranteed at a 100% target payout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: March 31, 2022	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer